Exhibit 10.3

AMENDMENT NO. 3 TO THE

PATINA OIL & GAS CORPORATION

1996 EMPLOYEE STOCK OPTION PLAN

THIS AMENDMENT NO. 3 (this “Amendment”) to the Patina Oil & Gas Corporation 1996 Employee Stock Option Plan (the “Plan”), is hereby adopted as of May 3, 2005, by Patina Oil & Gas Corporation (the “Corporation”), pursuant to authority granted to it in Sections 6.6 and 6.8 of the Plan.

WHEREAS, Section 1.8 of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 15, 2004, by and among Noble Energy, Inc. (“Parent”), the Corporation and Noble Energy Production, Inc. (“Purchaser”), as amended, provides that at the Effective Time (as defined in the Merger Agreement) of the merger of the Corporation with and into Purchaser (the “Merger”), each Company Option (as defined in the Merger Agreement) that is outstanding and unexercised immediately prior to the Effective Time shall cease to represent a right to acquire shares of Company Common Stock (as defined in the Merger Agreement) and shall be converted automatically into options to purchase shares of Parent Common Stock (as defined in the Merger Agreement), subject to the other terms and conditions set forth in the Merger Agreement;

WHEREAS, Sections 6.6 and 6.8 of the Plan provide that the Corporation may make certain adjustments to Options in the event of a merger involving the Corporation; and

WHEREAS, on December 15, 2004, the Board of Directors resolved that the Plan and each Option issued thereunder was to be modified to provide that, at the Effective Time, each Option that is outstanding and unexercised immediately prior to the Effective Time shall cease to represent a right to acquire shares of Corporation capital stock and shall be converted automatically into options to purchase shares of Parent common stock which shall have the other terms and conditions set forth in the Merger Agreement, and that each of the Chief Executive Officer, the President and the Executive Vice President and Chief Financial Officer was authorized, empowered and directed in the name and on behalf of the Corporation to prepare, deliver, execute and adopt such amendments as are appropriate or necessary to effectuate the foregoing.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Amendment Relating to Treatment of Options in the Merger. There is hereby added a new Section 6.6A to the Plan, which provides:

“SECTION 6.6A. EFFECT OF THE MERGER.

Notwithstanding any provision of the Plan to the contrary, each Option that is outstanding and unexercised immediately prior to the Effective Time (as defined in the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 15, 2004, by and among Noble Energy, Inc. (“Parent”), the Corporation and Noble Energy Production, Inc.) shall cease to represent a right to acquire shares of Stock and shall be converted automatically into options to purchase shares of Parent Common Stock (as defined in the Merger Agreement), and Parent shall assume each such Option (hereinafter, “Assumed Option”) subject to the terms of the Plan and the agreement evidencing the grant hereunder of such Assumed Option (other than the provisions hereof providing for termination of such Assumed Option at the Effective Time); provided, however, that (i) the number of shares of Parent Common Stock purchasable upon exercise of such Assumed Option shall be equal to the number of shares of Stock that were purchasable under such Option immediately prior to the Effective Time multiplied by the Exchange Ratio (as defined in the Merger Agreement) and rounded down to the nearest whole share and (ii) the per share exercise price under such Assumed Option shall be adjusted by dividing the per share exercise price under such Option by the Exchange Ratio, and rounding up to the nearest whole cent.”

2. Capitalized Terms; Choice of Law. Capitalized terms used but not defined herein (or in the Merger Agreement) are used as defined in the Plan. This Amendment will be governed by and construed in accordance with the laws of the State of Delaware.

3. Effectiveness. This Amendment shall be effective as of the Effective Time of the Merger, provided, however, that in the event the Merger is not consummated and the Merger Agreement is terminated in accordance with its terms, this Amendment shall be null and void ab initio and of no further force or effect.

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IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

PATINA OIL & GAS CORPORATION

By:	/s/ David J. Kornder
Name:	David J. Kornder
Title:	Executive Vice President and Chief Financial Officer